                                                                 EXHIBIT 4(a)(v)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       TOTAL-TEL USA COMMUNICATIONS, INC.


TO:       The Secretary of State

          State of New Jersey

          Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.   The name of the corporation is

     TOTAL-TEL USA COMMUNICATIONS, INC.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter adopted by the shareholders of the corporation on the 10th day of October, 1996.

          RESOLVED that, ARTICLE "FIFTH" of the corporation's Certificate of Incorporation be amended to read in its entirety as follows:

          "FIFTH: THE TOTAL AUTHORIZED CAPITAL STOCK OF THIS CORPORATION SHALL BE TWENTY MILLION (20,000,000) SHARES OF COMMON STOCK, EACH HAVING A PAR VALUE OF FIVE CENTS ($.05)."

3. The number of shares outstanding at the time of adoption of the foregoing amendment was 2,936,330. The total number of shares entitled to vote thereon was 2,936,330.




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4.   The number of shares voting for and against such amendment is as follows:

    Number of Shares     Number of Shares
Voting For Amendment     Voting Against Amendment
--------------------     ------------------------
     1,550,840                    256,148


Dated this 10th day of October, 1996

                                              TOTAL-TEL USA COMMUNICATIONS, INC.

                                              By: /s/ Thomas P. Gunning,
                                              ----------------------------------
                                              Thomas P. Gunning,
                                              Secretary/Treasurer and
                                              Chief Financial Officer